Washington, D.C. 20549


                                  SCHEDULE 14A
                            SCHEDULE 14A INFORMATION


                     INFORMATION REQUIRED IN PROXY STATEMENT
                            SCHEDULE 14A INFORMATION


                Proxy Statement Pursuant to Section 14(a) of the
                         Securities Exchange Act of 1934



                  Filed by the registrant  [X]


                  Filed by a Party other than the registrant  [ ]


                  Check the appropriate box:

                  [  ]   Preliminary proxy statement
                  [  ]   Confidential, for Use of the Commission Only
                         (as permitted by Rule 14a-6(e)(2))
                  [X ]   Definitive proxy statement
                  [  ]   Definitive additional materials
                  [  ]   Soliciting material pursuant to Rule 14a-12



                           UNITED ROAD SERVICES, INC.
                (Name of Registrant as Specified in Its Charter)



                                       N/A
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)



               Payment of filing fee (Check the appropriate box):


                  [X] No fee required.


                  [ ] Fee  computed  on  table  below  per  Exchange  Act  Rules
                      14a-6(i)(1) and 0-11.


                           (1) Title of each class of securities to which transaction applies:


                           (2) Aggregate number of securities to which transaction applies:


                           (3) Per unit price of other underlying value of transaction computer pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):


                           (4)      Proposed maximum aggregate value of
                                    transaction:


                           (5)      Total fee paid:


                  [ ] Fee paid previously with preliminary materials.


                  [ ] Check box if any part of the fee is offset as  provided by
                      Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.


                           (1)     Amount previously paid:


                           (2)     Form, schedule or registration statement no.:


                           (3)     Filing party:


                           (4)     Date filed:

                           UNITED ROAD SERVICES, INC.
                             17 COMPUTER DRIVE WEST
                             ALBANY, NEW YORK 12205

                                                                October 23, 2000
Dear Stockholder of United Road Services, Inc.:

         You are invited to attend the Annual Meeting of Stockholders (the "Annual Meeting") of United Road Services, Inc., a Delaware corporation (the "Company"), to be held on November 17, 2000, beginning at 10:00 a.m. Eastern Time, at the offices of KPS Special Situations Fund, L.P., 200 Park Avenue, 58th Floor, New York, New York. The Annual Meeting is being held for the following purposes:

                  1.       To elect three Class II directors of the Company; and

                  2. To consider and transact such other business as may properly come before the Annual Meeting or any adjournment thereof.

         The enclosed Notice and Proxy Statement contain details concerning the above proposal. We urge you to read and consider these documents carefully. Whether or not you plan to be at the Annual Meeting, please be sure to sign, date and return the enclosed proxy card as soon as possible. For your convenience, a return envelope is enclosed that requires no postage if mailed in the United States. If you attend the meeting in person, you may vote in person, even if you previously returned your proxy card. Your vote is important regardless of the number of shares you own.



                                        Sincerely,

                                        /s/ Gerald R. Riordan

                                        Gerald R. Riordan
                                        Chief Executive Officer and Secretary

                           UNITED ROAD SERVICES, INC.
                             17 COMPUTER DRIVE WEST
                             ALBANY, NEW YORK 12205

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                                   TO BE HELD
                                NOVEMBER 17, 2000



To the Stockholders of

   UNITED ROAD SERVICES, INC.:

         Notice is hereby given that the Annual Meeting of Stockholders (the "Annual Meeting") of United Road Services, Inc., a Delaware corporation (the "Company"), will be held at the offices of KPS Special Situations Fund, L.P., 200 Park Avenue, 58th Floor, New York, New York, on November 17, 2000, beginning at 10:00 a.m., Eastern Time, for the following purposes:

                  1.       To elect three Class II directors of the Company; and

                  2. To consider and transact such other business as may properly come before the Annual Meeting or any adjournment thereof.

         The Board of Directors has fixed the close of business on October 5, 2000 as the record date for determining the stockholders entitled to notice of and to vote at the Annual Meeting.



                                         By Order of the Board of Directors,

                                         /s/ Gerald R. Riordan

                                         Gerald R. Riordan
                                         Chief Executive Officer and Secretary

October 23, 2000

         WHETHER OR NOT YOU PLAN TO ATTEND THE ANNUAL MEETING, PLEASE DATE, SIGN AND MAIL THE ENCLOSED PROXY CARD IN THE ENVELOPE PROVIDED (WHICH REQUIRES NO POSTAGE FOR MAILING IN THE UNITED STATES) AS SOON AS POSSIBLE. EVEN IF YOU HAVE GIVEN YOUR PROXY, YOU MAY STILL ATTEND THE MEETING AND VOTE IN PERSON. A PROMPT RESPONSE IS HELPFUL AND YOUR COOPERATION WILL BE APPRECIATED.

                           UNITED ROAD SERVICES, INC.
                             17 COMPUTER DRIVE WEST
                             ALBANY, NEW YORK 12205

                               ------------------

                                 PROXY STATEMENT
                                       FOR
           ANNUAL MEETING OF STOCKHOLDERS TO BE HELD NOVEMBER 17, 2000
                               ------------------


         This proxy statement is furnished in connection with the solicitation of proxies by the board of directors (the "Board of Directors" or the "Board") of United Road Services, Inc., a Delaware corporation (the "Company"), for use at the annual meeting of the Company's stockholders scheduled for November 17, 2000 (the "Annual Meeting"), beginning at 10:00 a.m. Eastern Time, at the offices of KPS Special Situations Fund, L.P., 200 Park Avenue, 58th Floor, New York, New York, for the following purposes:

                  1.       To elect three Class II directors of the Company; and

                  3. To consider and transact such other business as may properly come before the Annual Meeting or any adjournment thereof.

         This proxy statement and the accompanying proxy card are first being mailed to the Company's stockholders on or about October 25, 2000.

         The Annual Report to Stockholders for the fiscal year 1999 accompanies this proxy statement. If you did not receive a copy of the report, you may obtain one by writing to the Secretary of the Company at the Company's address listed above.

                            QUORUM AND REQUIRED VOTE

         A majority of the outstanding shares of the Company's common stock, par value $0.01 per share (the "Common Stock"), represented in person or by proxy at the Annual Meeting will constitute a quorum. Directors shall be elected as described in the section herein entitled "Proposal No. 1: Election of Directors." Approval of any other proposal presented at the Annual Meeting requires the affirmative vote of a majority of the shares entitled to vote and represented in person or by proxy at the Annual Meeting. With respect to matters to come before the Annual Meeting, other than the election of directors, holders of the Company's Series A Participating Convertible Preferred Stock, par value $.001 per share (the "Series A Preferred Stock"), are entitled to vote together with the holders of the Common Stock as a single class. Each holder of Series A Preferred Stock is entitled to the number of votes equal to the number of full shares of Common Stock into which such holder's shares of Series A Preferred Stock could be converted on the record date for such vote. Each share of Common Stock is entitled to one vote on each matter to be voted upon at the Annual
Meeting, except as otherwise described under "Proposal No. 1: Election of Directors."

         As of the record date for the determination of stockholders entitled to vote at the Annual Meeting, Blue Truck Acquisition, LLC, a Delaware limited liability company ("Blue Truck"), which is controlled by KPS Special Situations Fund, L.P., a Delaware limited partnership ("KPS"), owned shares of Series A Preferred Stock convertible into approximately 6,130,733 shares of Common Stock, which represents approximately 70.7% of the shares eligible to vote on matters submitted to stockholders at the Annual Meeting other than the election of directors. Thus, KPS will be able to control the vote on all such matters.

         With respect to the election of directors, shares that are entitled to vote for any particular nominee may be voted for such nominee or withheld from voting for such nominee. Votes that are withheld and proxies relating to "street name" shares for which brokers have not received voting instructions from the beneficial owner ("Broker Non-Votes") will be counted to determine whether a quorum is present, but will have no effect on the outcome. With respect to any other proposal, abstentions and Broker Non-Votes will be counted to determine whether a quorum is present. In determining whether any such proposal has received the requisite number of favorable votes, abstentions will be counted as part of the total number of votes cast on such proposal, whereas Broker Non-Votes will not be counted as part of the total number of votes cast on such proposal. Thus, abstentions will have the same effect as votes "against" the proposal, whereas Broker Non-Votes will have no effect in determining whether any such proposal has been approved by the stockholders.

                                     PROXIES

         The enclosed proxy card provides that you may specify that your shares be voted FOR or to WITHHOLD your vote with respect to the election of each director nominated by the Board of

Directors for which you are entitled to vote. All shares represented by properly executed proxies received prior to or at the Annual Meeting and not revoked will be voted in accordance with the instructions indicated in such proxies.

         Properly executed proxies from record holders of shares that do not contain voting instructions will be voted FOR the Board of Directors' nominees named in this proxy statement for which such shares are entitled to vote. If the stockholder holds the shares in street name through a broker, the shares will be treated as described in "Quorum and Required Vote" above. Stockholders are urged to mark the box on the proxy card to indicate how their shares are to be voted. It is not expected that any matter other than those referred to herein will be brought before the Annual Meeting. If, however, other matters are properly presented, the persons named as proxies will vote in accordance with their own judgment with respect to such matters, unless authority to do so is withheld in the proxy.

         Any stockholder who executes and returns a proxy may revoke such proxy in writing at any time before it is voted at the Annual Meeting by: (1) filing with the Secretary of the Company, at 17 Computer Drive West, Albany, NY 12205, written notice of such revocation bearing a later date than the proxy or a subsequent, later dated and signed proxy relating to the same shares; or (2) attending the Annual Meeting and voting in person (although attendance at the Annual Meeting will not in and of itself constitute revocation of a proxy).

                             SOLICITATION OF PROXIES

         The cost of soliciting proxies will be borne by the Company. In addition to solicitations by mail, officers, directors and employees of the Company may solicit proxies in person or by facsimile, electronic mail, telephone or advertisements. Such individuals will not receive any extra compensation for these activities. The Company will also make arrangements with brokerage firms and other custodians, nominees and fiduciaries to forward proxy solicitation material to the beneficial owners of the Common Stock. The Company will reimburse such persons for the reasonable out-of-pocket expenses that they incur in connection with forwarding such material.

                                   RECORD DATE

         As of October 5, 2000, the record date for determining the stockholders entitled to notice of and to vote at the Annual Meeting (the "Record Date"), the Company had outstanding 2,096,516 shares of its Common Stock and 662,119.13 shares of its Series A Preferred Stock. The Common Stock and the Series A Preferred Stock are the only shares entitled to vote at the Annual Meeting.

                               REVERSE STOCK SPLIT

         All per share references contained in this proxy statement have been adjusted to give effect to the 1-for-10 reverse split of the outstanding Common Stock effected as of May 4, 2000 (the "Reverse Stock Split").

                        CHANGE OF CONTROL OF THE COMPANY

         On July 20, 2000, Blue Truck purchased 613,073.27 shares of the Company's Series A Preferred Stock for $25.0 million in cash consideration and CFE, Inc., a Delaware corporation and an affiliate of General Electric Capital Corporation ("CFE"), purchased 49,045.86 shares of Series A Preferred Stock for $2.0 million in cash consideration (collectively the "KPS Transaction"). The source of consideration paid by Blue Truck in the KPS Transaction was a capital contribution to Blue Truck by KPS, and the source of consideration paid by CFE was its own working capital.

         In   accordance   with  the  terms  of  the   Certificate   of  Powers,
Designations, Preferences and Rights of the Series A Preferred Stock (the "Certificate of Designations") and the Investors' Agreement between the Company and Blue Truck entered into in connection with the KPS Transaction (the "KPS Investors' Agreement"), on July 20, 2000, Richard A. Molyneux, Grace M. Hawkins, Mark J. Henninger and Merril M. Halpern resigned from the Board of Directors of the Company and six individuals designated by a majority of the holders of the Series A Preferred Stock (the "Majority Holders"), consisting of Eugene J. Keilin, Michael G. Psaros, David P. Shapiro, Stephen P. Presser, Brian J. Riley and Raquel V. Palmer, were appointed to fill the vacancies then existing on the Board. As a result, effective as of the closing of the KPS Transaction, the designees of the Majority Holders comprised a majority of the Board of Directors. As of the Record Date, Blue Truck and CFE owned shares of Series A Preferred Stock convertible into approximately 70.7% and 5.7% of the Common Stock, respectively.

         In connection with the KPS Transaction, the Company agreed to pay KPS Management, LLC, a Delaware limited liability company and an affiliate of KPS and Blue Truck ("KPS Management") a transaction fee in the amount of $2,500,000, $1,250,000 of which was paid by the Company on the closing date of the KPS
Transaction and the balance of which the Company is required to pay upon KPS Management's request. The Company also paid the reasonable fees and expenses incurred by Blue Truck in connection with the KPS Transaction. In addition, in accordance with the terms of the stock purchase agreement relating to the KPS Transaction, the Company is required to pay KPS Management an annual management fee of (a) $1,000,000, payable quarterly, for so long as holders of the Series A Preferred Stock have the right under the KPS Investors' Agreement or the Certificate of Designations to elect a majority of the Company's directors, or
(b) $500,000, payable quarterly, for so long as holders of the Series A Preferred Stock have the right under the KPS Investors' Agreement or the Certificate of Designations to elect at least three of the Company's directors. No management fee will be payable in the event that holders of the Series A Preferred Stock do not have the right under the KPS Investors' Agreement or the Certificate of Designations to elect at least three of the Company's directors.

                           FORWARD-LOOKING STATEMENTS

         From time to time, in written reports and oral statements, management may discuss its expectations regarding the Company's future performance. Generally, these statements relate to business plans or strategies, projected or anticipated benefits or other consequences of such plans or strategies or other actions taken or to be taken by the Company, including the impact of such plans, strategies or actions on the Company's results of operations or components thereof, projected or anticipated benefits from operational changes, acquisitions or dispositions made or to be made by the Company, or projections, involving anticipated revenues, costs, earnings or other aspects of the Company's results of operations. The words "expect," "believe," "anticipate," "project," "estimate," "intend" and similar expressions, and their opposites, are intended to identify forward-looking statements. These forward-looking statements are not guarantees of future performance but rather are based on currently available competitive, financial and economic data and management's operating plans. These forward-looking statements involve risks and uncertainties that could render actual results materially different from management's expectations. Such risks and uncertainties include, without limitation, risks related to the Company's limited operating history, risks related to the Company's ability to successfully implement its revised business strategy, the availability of capital to fund operations, including expenditures for new equipment, the loss of significant customers and contracts, changes in applicable regulations, including but not limited to, various federal, state and local laws and regulations regarding equipment, driver certification, training, recordkeeping and workplace safety, risks related to the Company's ability to integrate acquired companies, risks related to the adequacy, functionality, sufficiency and cost of the Company's information systems, potential exposure to environmental and other unknown or contingent liabilities, risks associated with the Company's labor relations, changes in the general level of demand for towing, recovery and transport services, price changes in response to competitive factors, seasonal and other variations in the demand for towing, recovery and transport services, general economic conditions, and other risk factors (the "Risk Factors") described from time to time in the Company's reports filed with the SEC. All statements herein that are not statements of historical fact are forward-looking statements. Although management believes that the expectations reflected in such forward-looking statements are reasonable, there can be no assurance that those expectations will prove to have been correct. Certain other important factors that could cause actual results to differ materially from management's expectations ("Cautionary Statements") are disclosed in this proxy statement and in the other filings of the Company with the Commission. All written forward-looking statements by or attributable to management in this proxy statement are expressly qualified in their entirety by the Risk Factors and the Cautionary Statements. Investors must recognize that events could turn out to be significantly different from what management currently expects.

                      PROPOSAL NO. 1: ELECTION OF DIRECTORS

         The Board of Directors of the Company consists of eleven persons. The Amended and Restated Certificate of Incorporation of the Company (the "Certificate of Incorporation") provides that the Board of Directors of the Company shall be divided into three classes, as nearly equal in number as possible, with one class being elected each year for a three-year term.

CURRENT COMPOSITION OF BOARD OF DIRECTORS

         Upon the closing of the KPS Transaction, in accordance with the terms of the Certificate of Designations and the KPS Investors' Agreement, Richard A. Molyneux, Grace M. Hawkins, Mark J. Henninger and Merril M. Halpern resigned from the Board of Directors of the Company and the following designees of the Majority Holders were appointed to fill the vacancies then existing on the
Board:

         Director                                             Class
         --------                                             -----

         Eugene J. Keilin                                     III
         Michael G. Psaros                                    I
         David P. Shapiro                                     II
         Stephen P. Presser                                   I
         Brian J. Riley                                       III
         Raquel V. Palmer                                     II

         The following directors that served on the Board prior to the KPS Transaction remained on the Board after consummation of the KPS Transaction:

         Director                                             Class
         --------                                             -----

         Gerald R. Riordan                                    I
         Edward W. Morawski                                   III
         Todd Q. Smart                                        III
         Michael S. Pfeffer                                   I
         Robert L. Berner, III                                II

PROCEDURES FOR NOMINATION AND ELECTION

         Pursuant to the terms of the KPS Investors' Agreement and the Certificate of Designations, the Majority Holders are currently entitled to designate and elect six of the eleven members of the Company's Board of Directors. An independent committee of the Board, consisting of one of the directors designated or elected to the Board by the Majority Holders and all of the members of the Board who were not designated or elected to the Board by the Majority Holders (the "Independent Committee"), is entitled to nominate the remaining five members of the Board, provided that, as long as Charter URS, LLC ("Charterhouse") is entitled to nominate member(s) of the Board of Directors pursuant to the Amended and Restated Investors' Agreement between Charterhouse and the Company (the
"Charterhouse Investors' Agreement"), the Charterhouse nominee(s) must be included among the nominees of the Independent Committee. Under the Charterhouse Investors' Agreement, Charterhouse currently has the right to nominate two persons for election to the Company's Board of Directors.

         At the Annual Meeting, three Class II directors are to be elected to serve until the Company's annual meeting of stockholders in 2003 or until their successors are elected and qualified, and the remaining eight directors will continue to serve in accordance with their prior election or appointment. Of the Class II directors whose terms of office are scheduled to expire at the Annual Meeting, two were appointed to the Board by the Majority Holders and one is a Charterhouse nominee. Consistent with their right to designate and elect a majority of the Board of Directors, the Majority Holders have the right to designate and elect two Class II directors at the Annual Meeting. The Majority Holders have designated David P. Shapiro and Raquel V. Palmer as their Class II nominees for election at the Annual Meeting. The holders of Common Stock have the right to elect one Class II director at the Annual Meeting. The Independent Committee of the Board has nominated Robert L. Berner, the nominee of Charterhouse, as the Class II nominee for election by the holders of Common Stock at the Annual Meeting.

         Thus, the three nominees for election to the Board of Directors at the Annual Meeting are Mr. Shapiro, Ms. Palmer and Mr. Berner. The shares of Series A Preferred Stock are entitled to vote only for the election of Mr. Shapiro and Ms. Palmer and the shares of Common Stock are entitled to vote only for the election of Mr. Berner.

         The persons named on the enclosed proxy card will vote the shares represented thereby for the election of the Board's nominee(s) for director identified on such proxy card as described above, except where authority has been withheld as to a particular nominee or as to all such nominees. It is expected that each of the nominees will serve, but if any nominee declines or is unable to serve for any unforeseen cause, the persons named on the proxy card will vote to fill any vacancy so arising in accordance with such persons' own judgment and consistent with the Certificate of Designations, the KPS Investors' Agreement and the Charterhouse Investors' Agreement, as applicable, unless authority to do so is withheld in such proxy.

        THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT THE HOLDERS OF
          SERIES A PREFERRED STOCK VOTE FOR MR. SHAPIRO AND MS. PALMER
            AND THAT THE HOLDERS OF COMMON STOCK VOTE FOR MR. BERNER.

NOMINEES AND CONTINUING DIRECTORS

         The following table sets forth certain information with respect to the nominees and the continuing directors of the Company:

             Name, Age and                        Principal Occupation and
 Month and Year First Elected Director               Other Information
 -------------------------------------               -----------------

           CLASS II NOMINEES FOR ELECTION WITH TERMS EXPIRING IN 2003

Robert L. Berner, III, Age 38, December 1998 Mr.  Berner is a Managing  Director
                                             of        Charterhouse        Group
                                             International,  Inc. ("Charterhouse
                                             International") and a member of its
                                             Investment  Committee.  Mr.  Berner
                                             joined  Charterhouse  International
                                             in January 1997.  From 1986 through
                                             December  1996,  Mr.  Berner  was a
                                             Principal   in   the   Merger   and
                                             Acquisitions  Department  at Morgan
                                             Stanley & Co.

David P. Shapiro, Age 38, July 2000          Mr.  Shapiro   co-founded   KPS,  a
                                             private   equity  fund  focused  on
                                             constructive      investing      in
                                             restructurings,   turnarounds   and
                                             other special situations,  in 1998.
                                             Mr. Shapiro is currently a Managing
                                             Principal  of KPS and of  Keilin  &
                                             Co. LLC  ("K&Co."),  an  investment
                                             banking   firm    specializing   in
                                             providing     financial    advisory
                                             services   in    connection    with
                                             mergers,              acquisitions,
                                             restructurings    and    turnaround
                                             transactions.  Mr.  Shapiro  joined
                                             K&Co.  in  1991.   Mr.  Shapiro  is
                                             Chairman of the Board of  Directors
                                             of the  Blue  Heron  Paper  Company
                                             ("Blue  Heron"),  a manufacturer of
                                             newsprint  and   groundwood   paper
                                             products  and  serves on the Boards
                                             of  Directors  of Blue Ridge  Paper
                                             Products,  Inc. ("Blue  Ridge"),  a
                                             leading  manufacturer  of  envelope
                                             grade   paper  and  board  used  in
                                             liquid   packaging,   and   DeVlieg
                                             Bullard    II,    Inc.    ("DeVlieg
                                             Bullard"),     a    machine    tool
                                             manufacturer.   Prior  to   joining
                                             K&Co.,    Mr.    Shapiro   was   an
                                             investment banker at Drexel Burnham
                                             Lambert   Incorporated   and   Dean
                                             Witter Reynolds, Inc.

Raquel V. Palmer, Age 27, July 2000          Ms.  Palmer is a Vice  President of
                                             KPS and of K&Co.  Ms. Palmer joined
                                             K&Co. in 1994 and has been with KPS
                                             since  the  fund's  inception.  Ms.
                                             Palmer  serves  on  the  Boards  of
                                             Directors of Blue Heron, Blue Ridge
                                             and  DeVlieg   Bullard.   Prior  to
                                             joining  K&Co.,  Ms.  Palmer was an
                                             investment   banker  with   Kidder,
                                             Peabody & Co.

                 CLASS III DIRECTORS WITH TERMS EXPIRING IN 2001

Edward W. Morawski, Age 51, May 1998         Mr.  Morawski  has served as a Vice
                                             President of the Company  since May
                                             1998. In 1977, Mr. Morawski founded
                                             Northland Auto  Transporters,  Inc.
                                             and Northland  Fleet Leasing,  Inc.
                                             (collectively, "Northland"), one of
                                             the  businesses   acquired  by  the
                                             Company  in  connection   with  its
                                             initial  public  offering (all such
                                             businesses    collectively,     the
                                             "Founding  Companies"),  and served
                                             as the President of Northland  from
                                             inception  until its acquisition by
                                             the Company in May 1998.

Todd Q. Smart, Age 35, May 1998              In 1987, Mr. Smart founded Absolute
                                             Towing   and   Transporting,   Inc.
                                             ("Absolute"),  one of the  Founding
                                             Companies,   and   served   as  the
                                             President    of    Absolute    from
                                             inception  until its acquisition by
                                             the Company in May 1998.  Mr. Smart
                                             provided     the    Company    with
                                             acquisition-related      consulting
                                             services   from  May  1998   though
                                             September  1999.  Since  June 1998,
                                             Mr.  Smart has operated an official
                                             police   garage  in  Los   Angeles,
                                             California.

Eugene J. Keilin, Age 57, July 2000          Mr.  Keilin  founded K&Co. in 1990,
                                             and  co-founded  KPS in 1998. He is
                                             currently a Managing  Principal  of
                                             KPS  and of  K&Co.  Mr.  Keilin  is
                                             Chairman of the Board of  Directors
                                             of Blue  Ridge  and  serves  on the
                                             Boards of  Directors  of Blue Heron
                                             and  DeVlieg   Bullard.   Prior  to
                                             founding K&Co., Mr. Keilin was a

                                             General  Partner of Lazard Freres &
                                             Co.

Brian J. Riley, Age 30, July 2000            Mr.  Riley is a Vice  President  of
                                             KPS and of K&Co.  Mr.  Riley joined
                                             K&Co. in 1993 and has been with KPS
                                             since  the  fund's  inception.  Mr.
                                             Riley   serves  on  the  Boards  of
                                             Directors of Blue Ridge, Blue Heron
                                             and  DeVlieg   Bullard.   Prior  to
                                             joining  K&Co.,  Mr.  Riley  was an
                                             investment  banker  in the  Mergers
                                             and   Acquisitions   Department  of
                                             Smith Barney, Harris & Upham.

                  CLASS I DIRECTORS WITH TERMS EXPIRING IN 2002

Gerald R. Riordan, Age 51, October 1999      Mr.   Riordan  has  served  as  the
                                             Company's Chief  Executive  Officer
                                             since  October  11, 1999 and as the
                                             Company's  Secretary since November
                                             2, 1999.  Between December 1997 and
                                             October  1999,  Mr.  Riordan was an
                                             entrepreneur    pursuing    private
                                             investments   in  real  estate  and
                                             other  ventures.  From October 1996
                                             to December  1997, he was President
                                             and  Chief  Operating   Officer  of
                                             Ryder TRS, Inc. (not owned by Ryder
                                             System,   Inc.),   a  truck  rental
                                             company. From 1995 to October 1996,
                                             Mr.  Riordan served as President of
                                             Ryder  Consumer  Truck  Rental  and
                                             Ryder    Student     Transportation
                                             Services.

Mr.  Pfeffer has been a Senior Vice          President      of      Charterhouse
                                             International  since May 1998. From
                                             September  1996  to May  1998,  Mr.
                                             Pfeffer    served   in    executive
                                             positions  in  the  equity  capital
                                             group of General  Electric  Capital
                                             Corporation,   most   recently   as
                                             Senior Vice President.  From August
                                             1993 to September 1996, Mr. Pfeffer
                                             was Vice President of  Charterhouse
                                             Environmental Capital Group.

Michael G. Psaros, Age 33, July 2000         Mr. Psaros  co-founded KPS in 1998,
                                             and   is   currently   a   Managing
                                             Principal  of KPS and of K&Co.  Mr.
                                             Psaros joined K&Co. in 1991.

                                             Mr.  Psaros serves on the Boards of
                                             Directors   of  Blue  Ridge,   Blue
                                             Heron,  DeVlieg Bullard, and Golden
                                             Northwest  Aluminum  Corp., a major
                                             producer  of primary  and  extruded
                                             aluminum products. Prior to joining
                                             K&Co., Mr. Psaros was an investment
                                             banker  with  Bear,  Stearns & Co.,
                                             Inc.

Stephen P. Presser, Age 40, July 2000        Mr. Presser joined KPS and K&Co. in
                                             1998 and is  currently  a Principal
                                             of KPS and of K&Co.  Mr. Presser is
                                             a member of the Boards of Directors
                                             of  Blue  Ridge,   Blue  Heron  and
                                             DeVlieg Bullard. From 1985 to 1997,
                                             Mr.  Presser was an attorney in the
                                             law firm of Cohen,  Weiss and Simon
                                             of New York, New York.

         Messrs. Berner and Pfeffer were nominated by Charterhouse to serve as directors of the Company pursuant to the provisions of the Charterhouse Investors' Agreement.

         Messrs. Shapiro, Keilin, Riley, Psaros and Presser and Ms. Palmer were designated by the Majority Holders to serve as directors of the Company pursuant to the provisions of the KPS Investors' Agreement and the Certificate of Designations.

EXECUTIVE OFFICERS

         The following table sets forth certain information with respect to the executive officers of the Company who are not directors of the Company:

                    EXECUTIVE OFFICERS WHO ARE NOT DIRECTORS

        Name and Age                  Principal Occupation and Other Information
        ------------                  ------------------------------------------

Michael A. Wysocki, Age 46          Mr.   Wysocki  has  been  President  of  the
                                    Company's   Transport  Business  Unit  since
                                    January  2000.  Mr.   Wysocki   founded  MPG
                                    Transco,  Ltd.,  a Livonia,  Michigan  based
                                    auto transport  company ("MPG") in 1973, and
                                    served as its President and Chief  Executive
                                    Officer   from   inception   until  MPG  was
                                    acquired  by the  Company in  January  1999.
                                    From January 1999 until  January  2000,  Mr.

                                    Wysocki served as general manager of the Company's MPG division. Since July 1985, Mr. Wysocki has been the Chief Executive Officer of Translesco, Inc., a corporation that leases employees to MPG ("Translesco").

Harold W. Borhauer II, Age 51       Mr.  Borhauer  has  been  President  of  the
                                    Company's Towing and Recovery  Business Unit
                                    since January 2000.  In 1983,  Mr.  Borhauer
                                    founded   Arizona's  Towing   Professionals,
                                    Inc., which does business as Shamrock Towing
                                    ("Shamrock"),   a  Phoenix,   Arizona  based
                                    towing  and   recovery   company   that  was
                                    acquired by the  Company in March 1999.  Mr.
                                    Borhauer   served   as   Shamrock's    Chief
                                    Executive   Officer   from  1983  until  its
                                    acquisition by the Company. From March 1999 until January 2000, Mr. Borhauer served as general manager of the Company's Shamrock division.

               ORGANIZATION AND REMUNERATION OF BOARD OF DIRECTORS

         The Board of Directors has an Audit Committee, a Compensation Committee and an Independent Committee.

         The Audit Committee reviews with the Company's independent auditors the scope of their annual and interim examinations and consults with the auditors during any audit when appropriate. The Audit Committee is also responsible for
(i) making recommendations to the Board of Directors with respect to the independent auditors who conduct the annual examination of the Company's accounts, (ii) reviewing the scope of the annual audit and meeting periodically with the Company's independent auditors to review their findings and recommendations, (iii) approving major accounting policies or changes thereto, and (iv) periodically reviewing the Company's principal internal financial controls. The Audit Committee held three meetings during the fiscal year ended December 31, 1999. The members of the Audit Committee during 1999 were Richard
A. Molyneux, Michael S. Pfeffer and Todd Q. Smart. The current members of the Audit Committee are Messrs. Smart, Berner and Pfeffer.

         The Board of Directors has adopted a written charter for the Audit Committee, which is attached as Appendix A to this Proxy Statement. Two of the members of the Audit Committee, Messrs. Berner and Pfeffer, satisfy the requirements for independence set forth in Section 303.01(B)(2)(a) and (3) of the listing standards of the New York Stock Exchange (the "NYSE").

Mr. Smart satisfies the requirements for independence set forth in Section 303.01(B)(2)(a) of the NYSE listing standards, but does not satisfy the requirement for independence set forth in Section 303.01(B)(3)(a) of the listing standards because he has been employed by a subsidiary of the Company within the past three years. The Board of Directors believes that Mr. Smart possesses special skills, knowledge and experience that have been, and will continue to be, of particular value to the Audit Committee, and has determined, in accordance with Section 303.02(D) of the NYSE listing standards, that it is in the best interests of the Company and its stockholders for Mr. Smart to continue to serve on the Audit Committee despite his failure to meet the definition of independence set forth in Section 303.01(B)(3)(a) of the NYSE listing standards.

         The Compensation Committee (i) develops and monitors compensation arrangements for the executive officers of the Company based upon recommendations of the Chief Executive Officer, (ii) reviews the compensation of any employee of the Company whose compensation exceeds $100,000 per annum, (iii) adopts amendments to all of the Company's plans intended to qualify under
Section 401 of the Internal Revenue Code of 1986, as amended, (iv) administers the Company's 1998 Stock Option Plan (the "1998 Stock Option Plan") with respect to option grants to executive officers of the Company, and (v) performs such other activities and functions related to executive compensation as the Board of Directors of the Company may from time to time direct. The Compensation
Committee did not hold any meetings during the fiscal year ended December 31, 1999, but acted from time to time by unanimous written consent. The members of the Compensation Committee during 1999 were Richard A. Molyneux, Grace M. Hawkins and Mark J. Henninger.

         The Independent Committee selects nominees for director consistent with the terms of the KPS Investors' Agreement. Pursuant to the KPS Investors' Agreement, the Independent Committee consists of one of the directors designated or elected by the Majority Holders and all of the members of the Board of Directors who were not designated or elected by the Majority Holders. The current members of the Independent Committee are Gerald R. Riordan, Edward W. Morawski, Todd Q. Smart, Robert L. Berner, Michael S. Pfeffer and Michael G. Psaros. The Independent Committee did not hold any meetings during 1999.

         Pursuant to the terms of the KPS Investors' Agreement, for as long as Blue Truck and its permitted transferees (the "Original Holders") own at least 50% of the Series A Preferred Stock acquired by Blue Truck in the KPS Transaction, the Majority Holders will be entitled to designate and elect a majority of the members of the Board of Directors. At lower levels of ownership by the Original Holders, the Majority Holders will be entitled to designate and elect three directors, one director or no directors, as set forth in the KPS Investors' Agreement.

         As described in the section entitled "Proposal No. 1: Election of Directors," the Independent Committee is currently entitled to nominate five out of eleven members of the Board of Directors, provided that, as long as Charterhouse is entitled to nominate member(s) of the Board pursuant to the Charterhouse Investors' Agreement, the Charterhouse nominees must be included among the nominees of the Independent Committee. The Independent Committee will consider candidates recommended by the Company's stockholders, if such nominations are submitted in accordance with the Company's Amended and Restated Bylaws. See the section herein entitled "Proposals of Security Holders." In considering such nominees, the Independent Committee must make its nominations in accordance with the terms of the Charterhouse Investors' Agreement, as described above.

         The Company's Board of Directors held ten meetings during the fiscal year ended December 31, 1999 and also acted from time to time by unanimous written consent. Each director attended at least 75% of all of the meetings held by the Board of Directors and any committees on which said director served.

         As compensation for service as a director of the Company, each director who is not an employee of the Company or any of its subsidiaries is entitled to receive (i) upon election as a director and on the date of each annual meeting of the Board of Directors thereafter, a grant of options to purchase 2,000 shares of Common Stock at the fair market value on the date of grant, and (ii) cash compensation of approximately $2,500 for each meeting attended in person and $750 for each meeting in which such director participates by telephone. All directors are reimbursed for their out-of-pocket expenses incurred in connection with attending meetings of the Board of Directors and committees thereof.

         In addition, each director who is neither an officer nor an employee of the Company (i) is entitled to receive upon accepting the position of chairman of a committee of the Board of Directors (or, as of September 30, 1999, with respect to directors who were committee chairmen on that date), a grant of options to purchase 250 shares of the Company's Common Stock pursuant to the 1998 Stock Option Plan, and (ii) who serves on a committee of the Board of Directors is entitled to receive $500 in cash (the "Committee Fee") for each committee meeting attended by such director; provided, however, that no Committee Fee shall be payable to any director unless and until the closing price of the Common Stock exceeds $50.00 per share for five consecutive trading days following the date of the meeting to which the Committee Fee relates.

                             EXECUTIVE COMPENSATION

SUMMARY COMPENSATION TABLE

         The following table presents summary information concerning the compensation of (i) all individuals who served as the Company's Chief Executive Officer ("CEO") during 1999 and (ii) all other persons who were executive officers of the Company during 1999 and who received salary and bonus payments exceeding $100,000 in the aggregate during fiscal year 1999 (together, the "Named Executive Officers") for services rendered to the Company and its subsidiaries during the fiscal years 1998 and 1999. No compensation was paid by the Company to the Named Executive Officers during fiscal year 1997.


                                                                                 Securities
                                                                                 Underlying            All Other
Name                                   Year        Salary        Bonus             Options           Compensation
-----                                  ----        ------        -----             -------           ------------

Gerald R. Riordan(1)                   1999        $ 61,539    $100,000(2)        75,000             $ 4,575(3)
Chief Executive Officer
Edward T. Sheehan(4)                   1999         118,850        --               --               196,539(5)
Former Chief Executive Officer         1998         141,678        --              9,000                --
Donald J. Marr (6)                     1999         140,868      15,000            5,000                --
Former Chief Financial Officer         1998          75,000      50,000           12,500                --
Allan D. Pass, Ph.D(7)                 1999         222,115        --               --                  --
Former Chief Operating Officer         1998         125,765        --             15,500               8,887(3)
Robert J. Adams, Jr.(8)                1999         174,615        --               --                 7,692(9)
Former Chief Acquisition Officer       1998         110,002        --             11,000               4,554(10)
------------------------

(1)      Mr. Riordan's employment with the Company began as of October 11, 1999.

(2) Consists of $50,000 in cash and 3,077 shares of Common Stock with a market value of $50,000 as of January 1, 2000.

(3)      Consists of housing expenses paid by the Company on behalf of the Named
         Executive Officer.

(4)      Mr. Sheehan  was employed  by the Company from October 1997 until  June
         21, 1999.

(5)      Consists of (i) $26,923  representing  previously unpaid salary for Mr.
         Sheehan's service to the Company for the period from February 26, 1998 to May 15, 1998, (ii) $17,308 representing unpaid salary for vacation time accrued but unused by Mr. Sheehan, and (iii) $152,308 in severance payments made pursuant to the Employment Termination and Release
         Agreement between the Company and Mr. Sheehan.



                                       15

(6)      Mr.  Marr's  employment  with the Company began as of February 2, 1998.
         Mr. Marr terminated his employment agreement with the Company effective as of September 30, 2000.

(7)      Dr. Pass' employment  with the Company began as of April 20, 1998. From
         January 1, 1998 through April 19, 1 998, Dr. Pass provided consulting services to the Company. Dr. Pass terminated his employment agreement with the Company effective as of January 4, 2000.

(8)      Mr. Adams' employment  with the Company began as of June 1, 1998.  From
         February 1, 1998 through June 1, 1998, Mr. Adams provided acquisition-related consulting services to the Company. Mr. Adams terminated his employment agreement with the Company effective as of December 15, 1999.

(9) Consists of severance payments made to Mr. Adams pursuant to his Amended and Restated Employment Agreement.

(10) Consists of relocation expenses paid by the Company on behalf of the Named Executive Officer.



OPTION GRANTS IN 1999

         The following table sets forth information concerning stock option grants to Mr. Riordan and Mr. Marr during 1999. None of the other Named Executive Officers received grants of stock options during 1999.


                                                                                             Potential Realizable
                                                                                              Value at Assumed
                         Number of         Percentage of                                       Annual Rates of
                           Shares          Total Options                                         Stock Price
                         Underlying         Granted to       Exercise                          Appreciation for
                           Options         Employees in        Price        Expiration         Option Term(1)
Name                       Granted          Fiscal Year     (per share)        Date          5%             10%
----                       -------          -----------     -----------        ----          --             ---

Gerald R. Riordan          75,000(2)           66.0%          $29.06         10/11/09    $1,370,250     $3,476,250
Donald J. Marr               5,000(3)           4.4%           33.13           9/1/09       104,200        264,000
------------------------

(1) Represents the potential realizable value of each grant of options assuming that the market price of the underlying securities appreciates in value from the date of grant to the end of the option term at the rates of 5% and 10% compounded annually.

(2) All of such options were issued at fair market value on October 11, 1999 and were scheduled to vest over a period of three years at a rate of 33 1/3% per year beginning on October 11, 2000.

(3)      All of such  options  were  granted  pursuant to the 1998 Stock  Option
         Plan, were issued at fair market value on September 1, 1999 and were fully vested on the date of grant.


FISCAL YEAR-END OPTION VALUES

         The following table sets forth information concerning the number of shares of Common Stock underlying exercisable and unexercisable options held by the Named Executive Officers as of December 31, 1999. The exercise price for each of these options exceeded the fair market value of such options based on the last reported sale price of the Common Stock on December 31, 1999 ($1.625 per share, equivalent to $16.25 per share after giving effect to the Reverse Stock Split) and, therefore, the options had no value as of such date. No options were exercised by any of the Named Executive Officers during 1999.


                Name               Exercisable Options   Unexercisable Options
                ----               -------------------   ---------------------
        Gerald R. Riordan                  --                     75,000
        Donald J. Marr                    9,167                    8,333
        Edward T. Sheehan                 3,000                    6,000
        Allan D. Pass, Ph.D               5,167                   10,333
        Robert J. Adams, Jr.              3,667                    7,333


EMPLOYMENT AGREEMENTS

         Below is a discussion of the existing employment agreements with each of the Named Executive Officers.

         The Company had an employment agreement with Mr. Riordan which was effective as of October 11, 1999 and provided Mr. Riordan with an annual base salary of $300,000. Pursuant to this employment agreement, Mr. Riordan received a 1999 bonus consisting of $50,000 in cash and shares of the company's Common Stock valued at $50,000 as of January 1, 2000. The agreement also provided that, upon a change of control of the Company, Mr. Riordan was entitled to receive a change of control payment in the amount of $1.2 million plus accelerated vesting of all stock options then held by him. On July 20, 2000, in connection with the KPS Transaction, the Company and Mr. Riordan entered into a new employment agreement which replaced his former employment agreement. The new employment agreement has a term of three years, and provides for automatic one year extensions unless either party gives the other six months prior notice of an intention to terminate the agreement. Under the new agreement, Mr. Riordan is entitled to an annual base salary of $350,000, subject to increase at the Compensation Committee's discretion. In lieu of the change of control payment provided for under his old employment agreement, upon closing of the KPS Transaction, Mr. Riordan received a cash payment of $600,000 and, as long as he remains employed by the Company, he will be entitled to a stay bonus of $300,000 on each of July 20, 2001 and July 20, 2002. In the event of the termination of Mr. Riordan's employment agreement prior to the expiration of the term thereof for any reason other than (i) a termination for "cause" by the Company, or (ii) a termination by Mr. Riordan other than for "good reason" (as defined in the new agreement), any unpaid portion of the stay bonus as of the date of such termination, plus interest at an annual rate of 8% computed from July 20, 2000, will be immediately payable to Mr. Riordan. Mr. Riordan is also entitled to an annual bonus at the discretion of the Compensation Committee, which bonus may not exceed 140% of his base salary.

         In lieu of the full acceleration of options provided for under Mr. Riordan's old employment agreement, upon closing of the KPS Transaction and pursuant to the new agreement, (i) unvested stock options to purchase 37,500 shares of Common Stock held by Mr. Riordan became vested and fully exercisable on July 20, 2000, and options to purchase an additional 37,500 shares held by Mr. Riordan expired, (ii) Mr. Riordan was granted an option to purchase 37,500 shares of Common Stock at the fair market value of the Common Stock on July 20, 2000, which option vests in equal installments over a three-year period beginning on the first anniversary of the date of grant, and (iii) Mr. Riordan received an option to purchase 16,666 shares of Common Stock at an exercise price of $6.12, which was equal to 1.5 times the conversion price of the Company's Series A Preferred Stock (the "Conversion Price") on July 20, 2000, and which option vests fully on July 20, 2001. Under the terms of the new agreement and subject to Mr. Riordan's continued employment, (i) on July 20, 2001, Mr. Riordan will receive an option to purchase 16,667 shares of Common Stock at an exercise price equal to 2.5 times the Conversion Price, which option will vest in full on July 20, 2002 and (ii) on July 20, 2002, Mr. Riordan will receive an option to purchase 16,667 shares of Common Stock at an exercise price equal to 3.5 times the Conversion Price, which option will vest in full on July 20, 2003.

         Upon a "change of control" of the Company (as defined in the employment agreement), Mr. Riordan has the option, exercisable for one year following such change of control, to terminate the agreement and to continue to receive his base salary through the later of (a) the end of the term of the new agreement (without regard to the termination thereof) and (b) one year from the date of such termination, and to continue to participate in all employee benefit plans provided to him under the new agreement, to the extent permitted by such plans. In addition, if Mr. Riordan terminates the agreement as described in the foregoing sentence, all of his stock options that are unvested upon the change of control giving rise to such termination will vest as of the date of such change of control. If the Company terminates the new agreement without "cause", Mr. Riordan is entitled to receive his base salary through the later of (a) the end of the term of the new agreement (without regard to the termination thereof) and (b) one year from the date of such termination and to continue to participate in all employee benefit plans provided to him under the new agreement. The new agreement contains covenants which prohibit Mr. Riordan from competing with the Company and from soliciting its employees during the employment term and until the later of (a) the last day of the term of the new agreement (without regard to any termination thereof) and (b) one year from the date of termination. The agreement also provides for customary perquisites and benefits.

         The Company had an employment agreement with Mr. Marr, which was terminated as of September 30, 2000. The agreement provided Mr. Marr with a base salary of $180,000 and an annual bonus at the discretion of the Compensation Committee. In connection with the termination of Mr. Marr's agreement pursuant to the "change of control" provisions thereof, the Company paid Mr. Marr a lump sum payment equal to $421,300. In addition, pursuant to the "change of control" provisions of Mr. Marr's Agreement, all of his options that were unvested as of the consummation of the KPS Transaction became immediately vested and exercisable. The agreement prohibits Mr. Marr from competing with the Company for a period of one year following its termination.

         The Company had an employment agreement with Mr. Sheehan that provided Mr. Sheehan with an annual base salary of not less than $300,000. On June 21, 1999, Mr. Sheehan's employment agreement was terminated and the Company and Mr. Sheehan entered into an Employment Termination and Release Agreement. Under the termination agreement, on the effective date of termination, Mr. Sheehan received (i) a lump sum payment equal to $26,923, representing previously unpaid salary for Mr. Sheehan's service to the Company for the period of February 26, 1998 to May 15, 1998, and (ii) a lump sum payment equal to $17,308 for unused vacation. Pursuant to the agreement, Mr. Sheehan also is entitled to a severance payment of $600,000, payable in equal installments over a two year period beginning on the date of termination. In addition, the agreement provides that all stock options granted to Mr. Sheehan pursuant to any of the Company's stock option plans prior to the termination of Mr. Sheehan's employment will continue to vest as if such termination had not occurred, and that Mr. Sheehan is entitled to continue to receive medical, life, dental and disability insurance benefits for a period of five years after termination. The agreement further provides that all shares of Common Stock purchased by Mr. Sheehan pursuant to the Stock Purchase and Restriction Agreement dated November 1997 between the Company and Mr. Sheehan shall be considered fully "vested" under such agreement as of the date of termination, and that the Company shall have no right to repurchase such shares. The agreement contains a covenant prohibiting Mr. Sheehan from competing with the Company for a period of two years following the termination of his employment.

         The Company had employment agreements with Dr. Pass and Mr. Adams which were terminated by said individuals effective as of January 4, 2000 and December 15, 1999, respectively. Each of these agreements had an initial term of three years with an evergreen extension continuing after the initial term unless either the Company or such individual provided ten days' notice of termination. Pursuant to these employment agreements, Dr. Pass and Mr. Adams were entitled to receive an annual salary of not less than $250,000 and $200,000, respectively. The terms of the agreements required the Company to pay Dr. Pass and Mr. Adams a termination fee equal to approximately two times such individual's salary and bonus if (i) such individual's agreement was terminated without "Cause" by the Company, (ii) the Board of Directors determined in good faith that such individual had been assigned duties, responsibilities or status materially inconsistent with the duties, responsibilities and status set forth in his employment agreement, or (iii) such individual terminated his employment with the Company within six months after any termination of Mr. Sheehan's employment with the Company. The agreements also provided that, upon any such event, all stock options granted to such individuals pursuant to any of the Company's stock option plans prior to the effective date of termination would continue to vest as if such termination had not occurred and such individuals would be entitled to continue to receive health, life and disability insurance benefits for a period of two years after termination. Each agreement also contained a covenant prohibiting the executive from competing with the Company for a period of one year following any expiration or termination of the agreement.

                        REPORT ON EXECUTIVE COMPENSATION

         The  following  report   describes  the  policies   pursuant  to  which
compensation was paid to executive officers of the Company for performance during 1999.

COMPENSATION PHILOSOPHY AND APPROACH

         Generally, the Company seeks to attract, retain and motivate its executive officers through a combination of base salary, incentive awards based upon individual performance and stock option awards under the Company's 1998 Stock Option Plan and otherwise. The Board of Directors believes that a substantial portion of the aggregate annual compensation of each executive officer should be influenced by the performance of the Company and the individual contribution of the executive officer.

         Base Salaries

         The Company's base salary levels are set in the employment agreements entered into between the Company and each executive officer. The Board of Directors believes that the base salaries of the Company's executive officers for 1999 were generally below those for other comparable positions within the motor vehicle and equipment towing, recovery and transport service industry and similar industries. However, the Company places significant emphasis on incentive awards and stock option grants as a means of motivating and rewarding its management. The Board of Directors believes that this strategy provides optimal incentives for management to create long-term shareholder value.

         Incentive Compensation Payments

         In addition to base pay, the Company's senior executives (including the Company's Chief Executive Officer) are eligible to receive bonuses and stock option awards. Bonuses and stock options are awarded based upon the individual performance of each executive officer. Other than a cash bonus of $15,000 paid to Mr. Marr for his performance during 1999 and contractual bonuses paid to the Chief Executive Officer as described below, no cash bonuses were paid to the Company's Named Executive Officers for their performance during 1999. Stock option grants made to the Named Executive Officers during 1999 are described in "Option Grants in 1999."

COMPENSATION OF THE CHIEF EXECUTIVE OFFICER

         The compensation policies applicable to the Company's Chief Executive Officer are similar to those applicable to the Company's other executive officers. Mr. Riordan had an employment agreement with the Company effective as of October 11, 1999, pursuant to which Mr. Riordan was paid an annual base salary of $300,000 during 1999. Pursuant to this agreement, Mr. Riordan also received a 1999 bonus consisting of $50,000 in cash and 3,077 shares of Common Stock with a market value of $50,000 as of January 1, 2000. Effective as of July 20, 2000, the Company entered into a new employment agreement with Mr. Riordan, pursuant to which he is entitled to receive an annual base salary of $350,000.

         In connection with his appointment as Chief Executive Officer of the Company, Mr. Riordan was granted a non-statutory stock option to purchase 75,000 shares of the Company's Common Stock. The option granted to Mr. Riordan was scheduled to vest over a period of three years, at a rate of 33 1/3% each year, beginning on October 11, 2000. The exercise price for the option was based on the fair market value of the Common Stock on the date of the grant, and the option expires after a term of ten years.

         The Company also had an employment agreement with Mr. Sheehan effective from January 1, 1999 through June 21, 1999, pursuant to which Mr. Sheehan was paid an annual base salary of $300,000. Mr. Sheehan did not receive any bonus or stock options during 1999. The only other compensation paid to Mr. Sheehan during 1999 consisted of (i) $26,923 representing previously unpaid salary for Mr. Sheehan's service to the Company from February 26, 1998 to May 15, 1998,
(ii) $17,308 representing unpaid salary for vacation time accrued but unused by Mr. Sheehan, (iii) $152,308 in severance payments made pursuant to the Employment Termination and Release Agreement between the Company and Mr. Sheehan, and (iv) customary benefits and perquisites.

         The Board of Directors believes that the overall compensation packages provided to the Company's Chief Executive Officer have been at the lower end of the range for similar positions in the motor vehicle and equipment towing, recovery and transport service industry and similar industries. However, stock option grants provide a mechanism for the Chief Executive Officer, along with other senior executive officers of the Company, to benefit directly from strong management performance. Thus, a substantial portion of the Chief Executive Officer's total compensation is tied directly to the creation of stockholder value.

DEDUCTIBILITY OF COMPENSATION IN EXCESS OF $1 MILLION PER YEAR

         Under  Section  162(m) of the Internal  Revenue  Code,  no deduction is allowed in any taxable year of the Company for compensation in excess of $1 million paid to the Company's chief executive officer and each of its four most highly paid other executive officers who are serving in such capacities as of the last day of such taxable year, subject to certain exceptions. Options will generally qualify under one of these exceptions if they are granted under a plan that states the maximum number of shares with respect to which options may be granted to any employee during a specified period, the exercise price is not less than the fair market value of the underlying common stock at the time of grant, and the plan under which the options are granted is approved by the company's stockholders and is administered by a compensation committee comprised solely of outside directors.

         In July 2000, the stockholders of the Company approved certain amendments to the Company's 1998 Stock Option Plan that are required in order to qualify options granted under the plan to covered executive officers as performance-based compensation for purposes of the exception to the deduction limit contained in Section 162(m) of the Code. The Company generally intends to comply with the requirements of Section 162(m); however, it also intends to weigh the burdens of such compliance against the benefits to be obtained by the Company and its stockholders, and may pay compensation that is not fully deductible if it determines that such payments are in the Company's and the stockholders' best interests.

         This Report on Executive Compensation shall not be deemed to be incorporated by reference by any general statement incorporating by reference this Proxy Statement into any filing under the Securities Act of 1933, as amended (the "Securities Act") or the Securities and Exchange Act of 1934, as amended (the "Exchange Act"), and shall not otherwise be deemed filed under such Acts.

                                                  Respectfully Submitted By:


                                                  THE BOARD OF DIRECTORS

                                                  Michael G. Psaros
                                                  Robert L. Berner, III
                                                  Eugene J. Keilin
                                                  Edward W. Morawski
                                                  Raquel V. Palmer
                                                  Michael S. Pfeffer
                                                  Stephen P. Presser
                                                  Brian J. Riley
                                                  Gerald R. Riordan
                                                  David P. Shapiro
                                                  Todd Q. Smart

                             AUDIT COMMITTEE REPORT

         The  following  is a  report  of the  Audit  Committee  describing  the
Committee's   discussions  with  the  Company's  independent  auditors  and  the
Committee's review of the Company's audited financial statements.

         Management of the Company is responsible for the Company's internal controls and the financial reporting process. The Company's independent auditors are responsible for performing an independent audit of the Company's consolidated financial statements in accordance with generally accepted auditing standards and for issuing a report thereon. The Audit Committee's responsibility is to monitor and oversee these processes.

         In this context, the Audit Committee has met and held discussions with management and the Company's independent auditors. Management has represented to the Committee that the Company's consolidated financial statements were prepared in accordance with generally accepted accounting principles, and the Committee has reviewed and discussed the consolidated financial statements with management and the independent auditors. The Committee also discussed with the independent auditors matters required to be discussed by Statement on Auditing Standards No. 61 (Communication with Audit Committees).

         The Company's independent auditors also provided to the Committee the written disclosures and the letter required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees), and the Committee discussed with the independent auditors that firm's independence.

         Based on the Committee's discussions with management and the independent auditors and the Committee's review of the representations of management and the report of the independent auditors to the Committee, the Committee recommended to the Board of Directors that the audited consolidated financial statements be included in the Company's Annual Report on Form 10-K for the year ended December 31, 1999 filed with the Securities and Exchange Commission.

         This report by the Audit Committee shall not be deemed to be incorporated by reference by any general statement incorporating by reference this Proxy Statement into any filing under the Securities Act or the Exchange Act, and shall not otherwise be deemed filed under such Acts.

                                                    Respectfully Submitted By:


                                                    THE AUDIT COMMITTEE

                                                    Robert L. Berner, III
                                                    Michael J. Pfeffer

                                                    Todd Q. Smart

           COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

         As of December 31, 1999, the Compensation Committee of the Board of Directors consisted of Ms. Hawkins and Messrs. Molyneux and Henninger. Mr. Henninger was appointed to the Compensation Committee after the resignation of Donald J. Moorehead, Jr. from the Board of Directors as of September 30, 1999. No member of the Compensation Committee was an officer or employee of the Company or its subsidiaries during 1999. Neither Mr. Molyneux nor Ms. Hawkins was an officer of the Company or its subsidiaries at any time prior to 1999. Mr. Henninger was an officer of one of the Company's subsidiaries prior to its acquisition by the Company in May 1998. During 1999, none of the Named Executive Officers served as a director or member of the Compensation Committee of another entity, one of whose executive officers served as a director or member of the Compensation Committee of the Company.

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

                  In connection with the Company's acquisition of Northland, the Company entered into an employment agreement with Mr. Morawski pursuant to which he serves as one of the Company's vice presidents. The agreement has a term of three years expiring on May 5, 2001, and provides for an annual base salary of $150,000. Mr. Morawski's employment agreement contains a covenant not to compete for one year after termination of the agreement.

         In June 1998, Mr. Smart was awarded a contract for police towing in a police district in Los Angeles. Mr. Smart conducts these operations through a business that he controls. The Company has the option, exercisable until May 1, 2001, to buy Mr. Smart's business. The purchase price under this option is equal to 13 times the after-tax income of the business for the 12 month period prior to the exercise of the option.

         In January 1999, the Company paid approximately $5.4 million in cash and issued approximately 50,835 shares of Common Stock to Michael A. Wysocki in consideration of the Company's acquisition of MPG. In connection with this acquisition, the Company entered into an employment agreement with Mr. Wysocki pursuant to which he served as general manager of the Company's MPG division from January 1999 until January 2000. Mr. Wysocki received a salary of $110,000 for his services under this agreement. Mr. Wysocki is the majority owner of Translesco, Inc., a corporation from which the Company leases employees to provide services to the Company's MPG division. During 1999, the Company paid Translesco approximately $10.5 million in connection with the lease of such employees. In January 2000, the Company entered into an employment agreement with Mr. Wysocki pursuant to which Mr. Wysocki served as President of the Company's Transport Business Unit at an annual salary of $150,000. In connection with this employment agreement, the Company granted Mr. Wysocki options to purchase 7,500 shares of Common Stock at an exercise price equal to the fair market value of the Common Stock on the date of grant. The agreement also provided that, upon a "change of control" of the Company (as defined in the agreement), Mr. Wysocki was entitled to receive a change of control payment in the amount of $150,000, plus accelerated vesting of all stock options then held by him. In connection with the KPS Transaction, Mr. Wysocki entered into a new agreement with the Company that was effective as of July 20, 2000 and has a term of three years. Under the new agreement, Mr. Wysocki is entitled to a base salary of $200,000, subject to increase at the discretion of the Compensation Committee, and an annual bonus not to exceed 100% of his base salary, also subject to the discretion of the Compensation Committee. In lieu of the change of control payment provided for under his old employment agreement, upon closing of the KPS Transaction, Mr. Wysocki received a cash payment of $75,000 and, as long as he remains employed by the Company, he will be entitled to a stay bonus in the amount of $37,500 on each of July 20, 2001 and July 20, 2002. In lieu of the full acceleration of options provided for under Mr. Wysocki's old employment agreement, upon closing of the KPS Transaction, and pursuant to the new agreement, (i) unvested options to purchase 3,750 shares of Common Stock held by Mr. Wysocki became fully vested and exercisable on July 20, 2000, and options to purchase an additional 3,750 shares of Common Stock held by Mr. Wysocki expired, (ii) Mr. Wysocki was granted an option to purchase 3,750 shares of Common Stock at an exercise price equal to the fair market value of the Common Stock on July 20, 2000, which option vests in equal installments over a three-year period beginning on the first anniversary of the date of grant, and
(iii) Mr. Wysocki was granted an option to purchase 8,333 shares of Common Stock at an exercise price of $6.12, which was equal to 1.5 times the Conversion Price on July 20, 2000, and which option vests in full on July 20, 2001. Under the new agreement and subject to Mr. Wysocki's continued employment, (i) on July 20, 2001, Mr. Wysocki will receive an option to purchase 8,333 shares of Common Stock at an exercise price equal to 2.5 times the Conversion Price, which option will vest in full on July 20, 2002, and (ii) on July 20, 2002, Mr. Wysocki will receive an option to purchase 8,334 shares of Common Stock at an exercise price equal to 3.5 times the Conversion Price, which option will vest in full on July 20, 2003.

         In March 1999, the Company paid approximately $785,000 in cash and issued approximately 8,194 shares of Common Stock to Harold W. Borhauer II and his wife, Lynda A. Borhauer, in connection with the Company's acquisition of Shamrock. In consideration for this acquisition, the Company entered into two lease agreements with Mr. and Mrs. Borhauer pursuant to which the Company leases property used to conduct the Shamrock business. Mr. and Mrs. Borhauer received aggregate lease payments of $91,903 under these lease agreements in 1999. In January 2000, the Company entered into an employment agreement with Mr. Borhauer pursuant to which Mr. Borhauer served as President of the Company's Towing and Recovery Business Unit at an annual salary of $125,000. In connection with this agreement, the Company granted Mr. Borhauer options to purchase 6,000 shares of Common Stock at an exercise price equal to the fair market value of the Company's common stock on the date of grant. The agreement also provided that, upon a "change of control" of the Company (as defined in the agreement), Mr. Borhauer was entitled to receive a change of control payment in the amount of $125,000, plus accelerated vesting of all stock options then held by him. In connection with the KPS Transaction, Mr. Borhauer entered into a new agreement with the Company that was effective as of July 20, 2000 and has a term of two years. Under the new agreement, Mr. Borhauer is entitled to a base salary of $160,000, subject to increase at the discretion of the

Compensation Committee, and an annual bonus not to exceed 100% of his base salary, also subject to the discretion of the Compensation Committee. In lieu of the change of control payment provided for under his old employment agreement, upon closing of the KPS Transaction, Mr. Borhauer received a cash payment of $62,500 and, as long as he remains employed by the Company, he will be entitled to a stay bonus in the amount of $31,250 on each of July 20, 2001 and July 20, 2002. In lieu of the full acceleration of options provided for under Mr. Borhauer's old employment agreement, upon closing of the KPS Transaction and pursuant to the new agreement, (i) unvested options to purchase 3,000 shares of Common Stock held by Mr. Borhauer became fully vested on July 20, 2000, and options to purchase an additional 3,000 shares of Common Stock held by Mr. Borhauer expired, (ii) Mr. Borhauer was granted an option to purchase 3,000 shares of Common Stock at an exercise price equal to the fair market value of the Common Stock on July 20, 2000, which option will vest in equal installments over a three-year period beginning on the first anniversary of the date of grant, and (iii) Mr. Borhauer was granted an option to purchase 8,333 shares of Common Stock at an exercise price of $6.12, which was equal to 1.5 times the Conversion Price on July 20, 2000, and which option vests in full on July 20, 2001. Under the new agreement and subject to Mr. Borhauer's continued
employment, (i) on July 20, 2001, Mr. Borhauer will receive an option to purchase 8,333 shares of Common Stock at an exercise price equal to 2.5 times the Conversion Price, which option vests in full on July 20, 2002, and (ii) on July 20, 2002, Mr. Borhauer will receive an option to purchase 8,334 shares of Common Stock at an exercise price equal to 3.5 times the Conversion Price, which option vests in full on July 20, 2003.

         The Company has issued approximately $85.9 million aggregate principal amount of its 8% Convertible Subordinated Debentures due 2008 (the "Debentures") to Charterhouse pursuant to the Purchase Agreement between the Company and Charterhouse dated as of November 18, 1998, as amended and restated as of April 14, 2000 and as further amended as of May 26, 2000. The Debentures bear interest at a rate of 8% annually, payable in kind in the form of additional Debentures for the first five years following the closing of the KPS Transaction, and thereafter in kind or in cash, at the Company's option. Charterhouse Equity Partners III, L.P., a Delaware limited partnership ("CEP III"), is the principal member of Charterhouse. The general partner of CEP III is CHUSA Equity Investors III, L.P., whose general partner is Charterhouse Equity III, Inc., a wholly-owned subsidiary of Charterhouse International. Mr. Berner serves as Managing Director of Charterhouse International. Mr. Pfeffer serves as Senior Vice President of Charterhouse International.

         In connection with the KPS Transaction, the Company agreed to pay KPS Management a transaction fee in the amount of $2.5 million, $1.25 million of which was paid at closing of the KPS Transaction and the balance of which the Company is required to pay upon the request of KPS Management. In addition, in accordance with the terms of the stock purchase agreement relating to the KPS Transaction, the Company is required to pay KPS Management an annual management fee of (a) $1 million, payable quarterly, for so long as holders of the Series A Preferred Stock have the right under the KPS Investors' Agreement or the Certificate of Designations to elect a majority of the Company's directors, or
(b)  $500,000,  payable  quarterly,
for so long as holders of the Series A Preferred Stock have the right under the KPS Investors' Agreement or the Certificate of Designations to elect at least three of the Company's directors. Messrs. Shapiro, Keilin and Psaros beneficially own, in the aggregate, approximately 90% of KPS Management indirectly through other KPS affiliated entities.

                        SECURITIES BENEFICIALLY OWNED BY
                      PRINCIPAL STOCKHOLDERS AND MANAGEMENT

         The following table sets forth the beneficial ownership of the Common Stock as of October 5, 2000 by (i) each stockholder known by the Company to be the beneficial owner of more than 5% of the outstanding shares of Common Stock,
(ii) each director, (iii) each named executive officer (as defined in Item 402(a)(3) of Regulation S-K under the Exchange Act) and two other current executive officers, and (iv) all current directors and executive officers as a group. Unless otherwise indicated, each such person (alone or with family members) has sole voting and dispositive power with respect to the shares listed opposite such person's name. Except as otherwise indicated, the address of each such person is c/o United Road Services, Inc., 17 Computer Drive West, Albany, New York 12205.

                                                NUMBER OF
                                            BENEFICIALLY-OWNED       PERCENT OF
NAME                                              SHARES               CLASS(1)
----                                              ------               --------

Gerald R. Riordan                                 40,577(2)              1.9%
Edward W. Morawski                                  69,227               3.3
Todd Q. Smart                                     34,511(3)              1.6
Robert L. Berner, III(4)                              --                 --
Michael S. Pfeffer(4)                                 --                 --
Eugene J. Keilin(5)                                   --                 --
Michael G. Psaros(5)                                  --                 --
David Shapiro(5)                                      --                 --
Stephen Presser(5)                                    --                 --
Brian Riley(5)                                        --                 --
Raquel Palmer(5)                                      --                 --
Donald J. Marr(6)                                 17,500(7)               *
Michael A. Wysocki                                90,426(8)              4.5
Harold W. Borhauer II                             17,194(9)               *
Edward T. Sheehan(10)                             77,523(11)             3.7

                                                NUMBER OF
                                            BENEFICIALLY-OWNED       PERCENT OF
NAME                                              SHARES               CLASS(1)
----                                              ------               --------

Allan D. Pass, Ph.D(12)                           10,334(7)               *
Robert J. Adams, Jr.(13)                           7,334(7)               *
John David Floyd(14)                             130,004(15)             6.2
Blue Truck Acquisition, LLC                     6,213,437(16)           75.0
Charter URS LLC                                  756,264(17)            28.3
CFE, Inc.                                        497,075 (18)           19.3
All current directors and executive
officers as a group (13 persons)                 273,185(19)            11.7

------------------------

*        Less than one percent.

(1) The applicable percentage of ownership is based upon 2,096,516 shares of Common Stock outstanding as of October 5, 2000.

(2) Includes 37,500 shares issuable pursuant to options exercisable within 60 days.

(3) Includes 4,250 shares issuable pursuant to options exercisable within 60 days.

(4) The address of this director is c/o Charterhouse Group International, Inc., 535 Madison Avenue, New York, NY 10022.

(5) The address of this director is c/o KPS Special Situations Fund, L.P., 200 Park Avenue, 58th Floor, New York, NY 10166.

(6)      The address of this stockholder is 5B Saratoga Court, Albany, NY 12110.

(7) Consists entirely of shares issuable pursuant to options exercisable within 60 days.

(8) Includes 3,750 shares issuable pursuant to options exercisable within 60 days and 14,841 shares held by Translesco, Inc., of which Mr. Wysocki is the majority owner.

(9) Includes 3,000 shares issuable pursuant to options exercisable within 60 days.

(10)     The  address of this  stockholder is 6 East Ridge Road, Loudonville, NY
         12211.

(11) Includes 1,123 shares held by children of Mr. Sheehan. Mr. Sheehan disclaims beneficial ownership of such shares. Also includes 70,400 shares held of record by the Edward T. Sheehan 1992 Revocable Trust and 6,000 shares issuable pursuant to options exercisable within 60 days.

(12)     The address  of this  stockholder is  10775 Babcock Blvd., Gibsonia, PA
         15044.

(13)     The address  of this  stockholder is 885 Beaverbrook Drive, Atlanta, GA
         30318.

(14)     The address  of this stockholder is 219 Granite Court, Boulder City, NV
         89005.

(15) Includes 633 shares issuable pursuant to options exercisable within 60 days.

(16) Consists entirely of shares issuable upon conversion of the Company's Series A Preferred Stock (including dividends accumulated thereon as of the Record Date) held by Blue Truck. According to a Schedule 13D dated as of July 28, 2000, KPS is the controlling member of Blue Truck. The general partner of KPS is KPS Investors, LLC, a Delaware limited liability company ("KPS Investors"). KPS has shared voting and dispositive power over the shares held of record by Blue Truck and may be deemed to beneficially own those shares. Mr. Psaros is the President of Blue Truck, a Principal of KPS and a member and manager of KPS Investors. Mr. Keilin is a Vice President of Blue Truck, a Principal of KPS and a member and manager of KPS Investors. Mr. Shapiro is the Treasurer of Blue Truck, a Principal of KPS and a member and manager of KPS Investors. Each of KPS Investors and Messrs. Psaros, Keilin and Shapiro disclaim beneficial ownership with respect to the shares held of record by Blue Truck. The address of Blue Truck is c/o KPS Special Situations Fund, L.P., 200 Park Avenue, 58th Floor, New York, NY 10166.

(17) Includes 572,342 shares issuable upon conversion of the Debentures held by Charterhouse. According to a Schedule 13D, dated as of December 7, 1998 and amended as of March 16, 1999, Charterhouse Equity Partners III, L.P., a Delaware limited partnership ("CEP III"), is the principal member of Charterhouse. The general partner of CEP III is CHUSA Equity Investors III, L.P., whose general partner is Charterhouse Equity III, Inc., a wholly-owned subsidiary of Charterhouse International. Each of Charterhouse and CEP III has shared voting and dispositive power over the shares held of record by Charterhouse and may be deemed to beneficially own these shares. Mr. Berner serves as Managing Director of Charterhouse International and Mr. Pfeffer serves as Senior Vice President of Charterhouse International. Messrs. Berner and Pfeffer disclaim beneficial ownership with respect to the shares held of record by Charterhouse. The address of Charterhouse is c/o Charterhouse Group International, Inc., 535 Madison Avenue, New York, NY 10022.

(18) Consists entirely of shares issuable upon conversion of the Company's Series A Preferred Stock (including dividends accumulated thereon as of the Record Date) held by CFE, Inc., a Delaware corporation ("CFE").
         According to a Schedule 13D dated as of July 28, 2000, CFE is a wholly-owned subsidiary of General Electric Capital Corporation, a New York corporation ("GE Capital"), which is a wholly-owned subsidiary of General Electric Capital Services, Inc., a Delaware corporation ("GECS"), which, in turn, is a wholly owned subsidiary of General Electric Company, a New York corporation ("GE"). Each of GE Capital, GECS and GE disclaims beneficial ownership of the shares held by CFE. The address of CFE is 201 High Ridge Road, Stamford, CT 06927.

(19) Includes 48,500 shares issuable pursuant to options exercisable within 60 days.

                         COMMON STOCK PERFORMANCE GRAPH

         The following graph compares the percentage change in the Company's cumulative total shareholder return on its Common Stock for the period during which the Common Stock has been registered under Section 12 of the Exchange Act against the cumulative total return of the Nasdaq Total Return (U.S.) Index (the "Nasdaq Index") and the cumulative total return of the Nasdaq Transportation Index(1) (the "Transportation Index") for the same period. The graph assumes an investment of $100 on May 1, 1998(2) in the Common Stock and in the stocks comprising the Nasdaq Index and the Transportation Index, and assumes reinvestment of dividends, if any.



                                [GRAPH OMITTED]



------------------------

(1) The Transportation Index includes more than 100 railroads, trucking companies, airlines, pipelines (except natural gas) and services such as warehousing and travel arrangements.

(2) The Company's Common Stock began trading on the Nasdaq National Market on May 1, 1998. Prior to May 1, 1998, the Common Stock was not publicly traded. Comparative data is presented for the period beginning on May 1, 1998 and ending on December 31, 1999.


                              May 1, 1998   December 31, 1998  December 31, 1999
                              -----------   -----------------  -----------------
   United Road Services, Inc.     100             141                 13

   Nasdaq Index                   100             119                221

   Transportation Index           100              81                 82

             SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

         Section 16(a) of the Exchange Act requires that the Company's directors and executive officers, and persons who own more than ten percent of the Company's Common Stock, file with the SEC initial reports of ownership and reports of changes in ownership of the Common Stock and other equity securities of the Company. Officers, directors and greater than ten percent stockholders are also required by SEC regulations to furnish the Company with copies of all
Section 16(a) reports that they file with the SEC.

         To the Company's knowledge, based solely on a review of the copies of such reports furnished to the Company and representations that no other reports were required, during the fiscal year ended December 31, 1999, all Section 16(a) filing requirements applicable to its officers, directors and greater than ten percent beneficial owners were complied with, except that Mr. Riordan was late in filing a Form 3 in connection with his commencement of employment with the Company.

                                    AUDITORS

         KPMG LLP has been selected as the Company's independent auditors for the 2000 fiscal year. KPMG LLP has acted as principal accountant to the Company since the Company's inception. Representatives of KPMG LLP will be present at the Annual Meeting and will have the opportunity to make a statement if they desire to do so. They also will be available to respond to appropriate questions of the stockholders.

                          PROPOSALS OF SECURITY HOLDERS

         A stockholder proposal relating to the Company's Annual Meeting of Stockholders to be held in 2001 must be received at the Company's executive offices no later than June 26, 2001 for evaluation as to inclusion in the proxy statement in connection with such meeting, unless such meeting is held more than 30 days before or after November 17, 2001 in which case the deadline for the receipt of such proposals will be a reasonable time prior to the date the Company prints and mails its proxy materials for such meeting.

         Under the Company's Amended and Restated Bylaws, in order for a stockholder to propose business (including to nominate a candidate for director) to be considered at an annual meeting of stockholders, timely written notice of such business must be given to the Company's Secretary. To be timely with respect to the Company's Annual Meeting of Stockholders to be held in 2001, such notice must be received at the principal executive offices of the Company between August 19 and September 18, 2001 (except in the event that the date of such annual meeting is prior to October 18, 2001 or after January 22, 2002, in which event a stockholder's notice must be so delivered not earlier than the 90th day prior to the date of the annual meeting and not later than the 60th day prior to such date or the 10th day following the day on which public announcement of the date of such meeting is first made by the Company). Such notice must provide certain information as specified in the By-Laws regarding the stockholder giving the notice and the nature of the business to be proposed or the candidate to be nominated. Such notice is separate from and in addition to the requirements a stockholder must meet to have a proposal included in the Company's proxy statement.

                 OTHER MATTERS TO COME BEFORE THE ANNUAL MEETING

         The Board of Directors does not intend to present any business at the Annual Meeting other than the matters specifically set forth in this proxy statement, and knows of no other business scheduled to come before the Annual Meeting. However, if any other matters are properly presented to the Annual Meeting or any adjournment thereof, the persons named in the proxies will vote upon them in accordance with their best judgment.

         WHETHER OR NOT YOU EXPECT TO ATTEND THE ANNUAL MEETING, PLEASE SIGN THE ENCLOSED PROXY CARD AND RETURN IT IN THE ENCLOSED STAMPED ENVELOPE.

                                              By Order of the Board of Directors


                                              /s/ Gerald R. Riordan

                                              Gerald R. Riordan
                                              Chief Executive Officer


Date:  October  23, 2000

                                                                      APPENDIX A


                             AUDIT COMMITTEE CHARTER

                           UNITED ROAD SERVICES, INC.

                    AUDIT COMMITTEE OF THE BOARD OF DIRECTORS



                                OPERATING CHARTER
                                -----------------



The Board of Directors of United Road Services, Inc. has appointed an Audit Committee pursuant to authorization by the Company's bylaws. The objectives, composition and responsibilities of the Audit Committee are as follows:

OBJECTIVES
----------

o The primary objective of the Audit Committee is to assist the Board of Directors in fulfilling its oversight responsibility relating to the Company's internal controls and financial reporting practices. In addition, the Committee will maintain open lines of communication between the Board, management, internal auditor(s) and the Company's independent accountants on these matters.

COMPOSITION
-----------

o The Audit Committee shall be comprised of three or more Directors, each of whom shall have been determined by the Board to qualify as an "independent director" as defined in Sections 303.01(B)(2)(a) and (3) of the New York Stock Exchange's listing standards (including the instructions thereto), Section 121(A) of the American Stock Exchange's listing standards or Rule 4200(a)(15) of the National Association of Securities Dealers listing standards. All members of the Committee shall have a working familiarity with basic finance and accounting practices and shall be able to read and understand fundamental financial statements, including a company's balance sheet, income statement and cash flow statement. At least one member of the Committee shall have past employment experience in finance or accounting, the requisite professional certification in accounting or other comparable experience or background that results in his or her financial sophistication, including having been a chief executive officer, chief financial officer or other senior officer with financial oversight responsibilities.

o The members of the Committee shall be elected, from time to time, by the Board and shall hold office until their successors shall be duly elected and qualified or their earlier resignation or removal. Unless a Chair is elected by the full Board, the members of the Committee may designate a Chair by majority vote of the full Committee membership.

RESPONSIBILITIES
----------------

o The Committee shall meet a minimum of two times per year and hold special meetings as circumstances require. In addition, the Committee shall meet privately with the Company's independent accountants to review their findings and recommendations.

o The Committee shall report its activities to the full Board of Directors on a regular basis.

o The Committee shall recommend to the Board of Directors the selection of the independent accountants to audit the financial statements of the Company, considering independence and effectiveness, and approve the fees and other compensation to be paid to the independent accountants. On an annual basis, the Committee shall ensure that it has received from the independent accountants a formal, written statement delineating all relationships between the accountants and the Company, consistent with Independent Standards Board Standard 1, and shall review and discuss with the accountants any disclosed relationships or services that may impact the objectivity and independence of the accountants and take, or recommend that the full Board take, appropriate action to oversee the independence of the outside accountants. The independent accountants shall be ultimately accountable to the Board of Directors and the Committee, as representatives of the stockholders, and the Board of Directors and the Committee shall have ultimate authority and responsibility to select, evaluate, and, where appropriate, replace the independent accountants.

o The Committee shall review, annually, the audit plan of the Company's independent accountants.

o The Committee shall monitor the adequacy of the Company's internal controls by reviewing audit recommendations and management's response to actions to correct the identified deficiencies.

o        The  Committee  shall  review  the  Company's  significant   accounting
         principles and policies and any changes thereto.

o The Committee shall review and assess the adequacy of this Operating Charter on an annual basis.

o The Committee shall review the Company's annual audited financial statements and discuss such financial statements with management, and based upon such review and the discussions with management and the independent accountants referred to above, the Committee shall recommend to the Board of Directors whether or not the annual audited financial statements of the Company shall be included in the Company's Annual Report on Form 10-K for the relevant fiscal year.

--------------------------------------------------------------------------------


                         COMMON STOCKHOLDERS' PROXY CARD

                           UNITED ROAD SERVICES, INC.
                         ANNUAL MEETING OF STOCKHOLDERS

                                NOVEMBER 17, 2000





The undersigned hereby appoints Gerald R. Riordan and Michael T. Moscinski (the "Proxies), and each of them, attorneys and proxies of the undersigned, each with power of substitution and resubstitution, to attend, vote and act for the undersigned at the Annual Meeting of Stockholders (the "Meeting") of United Road Services, Inc. (the "Company") to be held on November 17, 2000, at 10:00 a.m. Eastern Time at the offices of KPS Special Situations Fund, L.P., 200 Park
Avenue, 58th Floor, New York, New York. The Proxies shall cast votes according to the number of shares of the Company which the undersigned may be entitled to vote with respect to the proposal set forth on the reverse, in accordance with the specification indicated, if any, and shall have all the powers which the undersigned would possess if personally present. The undersigned hereby revokes any prior proxy to vote at the Meeting, and hereby ratifies and confirms all that said Proxies, or any of them, may lawfully do by virtue hereof or thereof.



                (CONTINUED AND TO BE SIGNED ON THE REVERSE SIDE.)


--------------------------------------------------------------------------------

                         PLEASE DATE, SIGN AND MAIL YOUR

                      PROXY CARD BACK AS SOON AS POSSIBLE!



                         ANNUAL MEETING OF STOCKHOLDERS
                           UNITED ROAD SERVICES, INC.



                                NOVEMBER 17, 2000



               Please Detach and Mail in the Envelope Provided

--------------------------------------------------------------------------------


A |X|  PLEASE MARK YOUR
       VOTES AS IN THIS
       EXAMPLE


                FOR the nominee             WITHHOLD
             listed as right (except        AUTHORITY
                as directed to the       to vote for the nominee
                 contrary below)          listed at right
1.  ELECTIONS OF       |_|                       |_|      NOMINEE:
    DIRECTOR.                                              Robert L. Berner, III
    One Class II
    director is to
    be elected by the holders of the
    Company's common stock, par value              If any other matters properly
    $.01 per share, to serve until the            come before the Meeting or any
    Company's annual meeting in 2003.             adjournment   thereof,    this
                                                  proxy will be voted  according
                                                  to the judgment of the persons
                                                  named on the  reverse  side as
                                                  Proxies.
INSTRUCTIONS:  TO WITHHOLD VOTE FOR ANY
INDIVIDUAL NOMINEE(S) WRITE THAT                     THIS PROXY WILL BE VOTED AS
NOMINEE'S NAME ON THE SPACE PROVIDED              SPECIFIED AT LEFT WITH RESPECT
BELOW.                                            TO THE  ACTIONS TO BE TAKEN ON
                                                  THE  PROPOSAL.  IN THE ABSENCE
---------------------------------------           OF  ANY  SPECIFICATION,   THIS
                                                  PROXY  WILL BE  VOTED  FOR THE
                                                  NOMINEES SPECIFIED AT LEFT.

                                                     THE   UNDERSIGNED    HEREBY
                                                  ACKNOWLEDGES   RCEIPT  OF  THE
                                                  NOTICE  OF ANNUAL  MEETING  OF
                                                  STOCKHOLDER  SOF  THE  COMPANY
                                                  AND THE PROXY  STATEMENT DATED
                                                  OCTOBER 23, 2000.

                                                     THIS PROXY IS SOLICITED AND
                                                  THE MATTERS HEREIN PROPOSED BY
                                                  THE BOARD OF  DIRECTORS OF THE
                                                  COMPANY,   WHICH   UNANIMOUSLY
                                                  RECOMMENDS  THAT  YOU VOTE FOR
                                                  THE   NOMINEES   SPECIFIED  AT
                                                  LEFT.

                                                  PLEASE  MARK,  SIGN,  DATE AND
                                                  RETURN    THIS    PROXY   CARD
                                                  PROMPTLY   IN   THE   ENCLOSED
                                                  POSTAGE-PAID ENVELOPE.


Signature_________________  Signature_____________________  Dated:______________
                                       IF HELD JOINTLY

NOTE: For shares held jointly, each joint owner shall personally sign. If signing as executor, or in any other representative capacity, or as an officer of a corporation, please indicate your full title as such.


--------------------------------------------------------------------------------

--------------------------------------------------------------------------------


                  SERIES A PARTICIPATING CONVERTIBLE PREFERRED
                            STOCKHOLDERS' PROXY CARD

                           UNITED ROAD SERVICES, INC.
                         ANNUAL MEETING OF STOCKHOLDERS

                                NOVEMBER 17, 2000





      The undersigned hereby appoints Gerald R. Riordan and Michael T. Moscinski (the "Proxies), and each of them, attorneys and proxies of the undersigned, each with power of substitution and resubstitution, to attend, vote and act for the undersigned at the Annual Meeting of Stockholders (the "Meeting") of United Road Services, Inc. (the "Company") to be held on November 17, 2000, at 10:00 a.m. Eastern Time at the offices of KPS Special Situations Fund, L.P., 200 Park
Avenue, 58th Floor, New York, New York. The Proxies shall cast votes according to the number of shares of the Company which the undersigned may be entitled to vote with respect to the proposal set forth on the reverse, in accordance with the specification indicated, if any, and shall have all the powers which the undersigned would possess if personally present. The undersigned hereby revokes any prior proxy to vote at the Meeting, and hereby ratifies and confirms all that said Proxies, or any of them, may lawfully do by virtue hereof or thereof.



                (CONTINUED AND TO BE SIGNED ON THE REVERSE SIDE.)


--------------------------------------------------------------------------------

                         PLEASE DATE, SIGN AND MAIL YOUR
                      PROXY CARD BACK AS SOON AS POSSIBLE!



                         ANNUAL MEETING OF STOCKHOLDERS
                           UNITED ROAD SERVICES, INC.



                                NOVEMBER 17, 2000







                 Please Detach and Mail in the Envelope Provided
--------------------------------------------------------------------------------



A |X|  PLEASE MARK YOUR
       VOTES AS IN THIS
       EXAMPLE


                FOR the nominee             WITHHOLD
             listed as right (except        AUTHORITY
                as directed to the       to vote for the nominee
                 contrary below)          listed at right
1.  ELECTIONS OF       |_|                       |_|      NOMINEE:
    DIRECTOR. Two                                          David P. Shapiro
    Class II                                               Raquel V. Palmer
    directors are to
    be elected by the holders of the
    Company's Series A Participating               If any other matters properly
    Convertible Preferred Stock, par value        come before the Meeting or any
    $.001 per share until the Company's           adjournment   thereof,    this
    annual meeting in 2003.                       proxy will be voted  according
                                                  to the judgment of the persons
                                                  named on the  reverse  side as
                                                  Proxies.
INSTRUCTIONS:  TO WITHHOLD VOTE FOR ANY
INDIVIDUAL NOMINEE(S) WRITE THAT                     THIS PROXY WILL BE VOTED AS
NOMINEE'S NAME ON THE SPACE PROVIDED              SPECIFIED AT LEFT WITH RESPECT
BELOW.                                            TO THE  ACTIONS TO BE TAKEN ON
                                                  THE  PROPOSAL.  IN THE ABSENCE
---------------------------------------           OF  ANY  SPECIFICATION,   THIS
                                                  PROXY  WILL BE  VOTED  FOR THE
                                                  NOMINEES SPECIFIED AT LEFT.

                                                     THE   UNDERSIGNED    HEREBY
                                                  ACKNOWLEDGES   RCEIPT  OF  THE
                                                  NOTICE  OF ANNUAL  MEETING  OF
                                                  STOCKHOLDER  SOF  THE  COMPANY
                                                  AND THE PROXY  STATEMENT DATED
                                                  OCTOBER 23, 2000.

                                                     THIS PROXY IS SOLICITED AND
                                                  THE MATTERS HEREIN PROPOSED BY
                                                  THE BOARD OF  DIRECTORS OF THE
                                                  COMPANY,   WHICH   UNANIMOUSLY
                                                  RECOMMENDS  THAT  YOU VOTE FOR
                                                  THE   NOMINEES   SPECIFIED  AT
                                                  LEFT.

                                                  PLEASE  MARK,  SIGN,  DATE AND
                                                  RETURN    THIS    PROXY   CARD
                                                  PROMPTLY   IN   THE   ENCLOSED
                                                  POSTAGE-PAID ENVELOPE.


Signature_________________  Signature_____________________  Dated:______________
                                       IF HELD JOINTLY

NOTE: For shares held jointly, each joint owner shall personally sign. If signing as executor, or in any other representative capacity, or as an officer of a corporation, please indicate your full title as such.


--------------------------------------------------------------------------------